EXHIBIT 10.21

                       VIRGINIA BEACH FEDERAL SAVINGS BANK
                             1991 STOCK OPTION PLAN

     1. Purpose of the Plan.

     The Plan shall be known as the Virginia Beach Federal Savings Bank 1991 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to officers and key employees of Virginia Beach Federal Savings Bank (the "Bank") or any present or future parent or subsidiary of the Bank to promote the success of the business. It is intended that options issued pursuant to this Plan may constitute either incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or options that do not so qualify.

     2. Definitions

     As used herein, the following definitions shall apply.

     (a) "Bank" shall mean the Virginia Beach Federal Savings Bank.

     (b) "Board" shall mean the Board of Directors of the Bank or any Parent thereof.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.

     (e) "Common Stock" shall mean Common Stock, par value $.01 per share, of the Bank.

     (f) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Bank or any present or future Parent or Subsidiary of the Bank. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its Parent, its Subsidiaries or a successor.

     (g) "Director" shall mean a member of the Board of the Bank.

     (h) "Effective Date" shall mean the date specified in paragraph 11 hereof.

     (i) "Employee" shall mean any person employed by the Bank or any present or future Parent or Subsidiary of the Bank.

     (j) "Option" shall mean an option to purchase Common Stock granted pursuant to this Plan.

     (k) "Optioned Shares" shall mean Common Stock subject to an Option granted pursuant to this Plan.

     (l) "Optionee" shall mean any person who receives an Option pursuant to the Plan.

     (m) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 425(e) and (g) of the Code.

     (n) "Plan" shall mean Virginia Beach Federal Savings Bank 1991 Stock Option Plan.

     (o) "Share" shall mean one share of the Common Stock.

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     (p) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 425 (f) and (g) of the Code.

     3. Shares Subject to the Plan.

     Except as otherwise required by the provisions of Paragraph 11 hereof, the aggregate number of shares of Common Stock deliverable upon the exercise of Options pursuant to the Plan shall not exceed 499,432 Shares. Such Shares may either be authorized but unissued Shares or treasury Shares.

     If Options should expire, become unexercisable or be forfeited for any reason without having been exercised in full, the Shares which were subject to such Options thereto shall, unless the Plan shall have been terminated, be available for the grant of other Options under the Plan.

     4. Administration of the Plan.

     (a) Composition of Committee. The Plan shall be administered by the Committee which shall consist of not less than three Directors appointed by the Board. All persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Options to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

     (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     5. Eligibility.

     Options may be granted to each such Employees of the Bank, or any present or future Parent or Subsidiary, as shall be designated by the Committee. An Optionee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

     The aggregate fair market value (determined pursuant to Paragraph 7 hereof as of the date the Option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422A of the Code, of the Bank or any present or future Parent or Subsidiary of the Bank) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are not incentive stock options, as defined in Section 422A of the Code, pursuant to Section 422A(d) of the Code.

     6. Term of Plan; Term of Options.

     (a) The Plan shall continue in effect for a term of ten years from its Effective Date, unless sooner terminated pursuant to Paragraph 16. No Option shall be granted under the Plan after ten years from the Effective Date.

     (b) The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing
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  more than 10% of the outstanding Common Stock at the time the Option is granted, the term of such Option shall not exceed five (5) years.

     7. Option Price.

     The price per share at which each Option granted under the Plan may be exercised shall not, as to any particular Option, be less than the fair market value of the Optioned Shares at the time such Option is granted. In the case of an Employee who owns Shares representing more than 10% of the Bank's outstanding Shares of Common Stock at the time the Option is granted, the Option price shall not be less than 110% of the fair market value of the Optioned Shares at the time the Option is granted. If the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the Option price per Share shall be not less than the mean between the bid and asked price on the date the Option is granted or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Option price per Share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) at the time of granting an Option, then the price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Option is granted or if there were no sales on said date, then the Option price shall be not less than the mean between the bid and asked price on such date.

     Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options with the consent of the Optionee and to reissue new Options at a lower exercise price equal to the then fair market value per share of Common Stock in the event that the fair market value per share of Common Stock at any time prior to the date of exercise of outstanding Options falls below the exercise price of such Options.

     8. Exercise of Option.

     (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee. An Option may not be exercised for a fractional Share.

     An Option granted pursuant to the Plan may be exercised, subject to provisions relative to its termination and limitations on its exercise, from time to time, only (1) written notice of intent to exercise the Option with respect to a specified number of shares, and (2) Payment to the Bank (contemporaneously with delivery of such notice), in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Option price for the number of Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Bank at the Bank's executive offices. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise.

     (b) Exercise During Employment or Following Death or Disability. Except as may be specifically provided for by the terms of an Option as may be authorized by the Committee at the time of such grant, an Option may be exercised by an Optionee only while he is an Employee and has maintained Continuous Status as an Employee since the date of the grant of the Option or within three months after termination of status as an Employee(but not later than the date on which the Option would otherwise expire), except if his Continuous Employment is terminated by reason of (1) "Cause" (which for purposes hereof shall have the same meaning as defined in the then existing employment agreement between the Optionee and the Bank or any of its Parent or Subsidiaries and , in the absence of any such agreement, shall have the meaning defined in 12 C.F.R. 563.39(b)(1) as in effect on the Effective Date of the Plan), then the Optionee's rights to exercise such Option shall expire on the date of such termination; (2) death, then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Optionee my be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution; or (3) Permanent and Total Disability (as such term is defined in Section
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  22(e)(3) of the Code), then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his Permanent and Total Disability, such Option may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire. Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon death or Permanent and Total Disability, as defined herein, of the Optionee.

     The Committee's determination whether an Optionee's employment has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

     (c) Notwithstanding anything herein to the contrary, in no event shall any Option granted pursuant to the Plan be exercisable for six months from the date of grant, except in the event of the death or disability of the Optionee.

     9. Change of Control

     Notwithstanding the provisions of any Option or other award which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable in the event of a change in control or offer to effect a change in control. At such time, the Optionee shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the Common Stock (determined in accordance with Paragraph 7) subject to such Option over the Option price of such shares, in exchange for the surrender of such Options by the Optionee. For purposes of this Paragraph, "change in control" shall mean the acquisition of the beneficial ownership (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) of 25% or more of the voting securities of the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; and "offer" shall refer to every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request of invitation for tenders of, the voting securities of the Bank for value, as such term is defined under 12 C.F.R. 563b.3(i). A change in control shall not be deemed to have occurred with respect to a transaction in which the Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights or the purchase of shares by underwriters in connection with a public offering. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control, or offer to effect a change in control, has occurred shall be conclusive and binding.

     10. Non-Transferability of Options.

     Options granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Effect of Change in Common Stock Subject to the Plan.

     In the event that each of the outstanding Shares of Common Stock (other than Shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of capital stock of the Bank or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise), then there shall be substituted for each share of Common Stock then under Option or available for Option the number and kind of shares of capital stock into which each outstanding Share of Common Stock (other than Shares held by dissenting stockholders) shall be so changed or for which each such share shall be so exchanged, together with an appropriate adjustment of the Option price.

         In the event there shall be any change in the number of, or kind of, issued shares of Common Stock, or of any capital stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged,
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  then if the Committee shall, in its discretion, determine that such change equitably requires an adjustment in the number, or kind, or Option price of Shares then subject to an Option or available for Option, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan.

     12. Time of Granting Options.

     The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Effective Date.

     The Plan shall become effective upon adoption by the Board. Options may be granted prior to ratification of the Plan by the stockholders of the Bank if the exercise of such Options is subject to such stockholder ratification. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated under Paragraph 16 of the Plan.

     14. Approval by Stockholders.

     The Plan shall be approved by stockholders of the Bank within twelve (12) months before or after the Effective Date.

     15. Modification of Options.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

     16. Amendment and Termination of the Plan.

     The Board may amend, modify or terminate the Plan, except that no action of the Board may materially increase (other than as provided in Paragraph 11) the maximum number of Shares permitted to be optioned or become available for the granting of Options under the Plan, materially increase the benefits accruing to Optionees, or materially modify the requirements for eligibility for participation in the Plan, unless such action of the Board shall be subject to approval or ratification by the stockholders of the Bank.

         No action of the Board may, without the consent of the holder of the Option, impair any then outstanding Option.

     17. Conditions Upon Issuance of Shares.

     Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.


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     Inability of the Bank to obtain approval from any regulatory body or authority deemed by the Bank's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Bank may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     18. Reservation of Shares.

     The Bank, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     19. Withholding Tax.

     Where an Optionee or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Bank shall have the right to require the Optionee or such other person to pay the Bank the amount of any taxes which the Bank is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     20. Governing Law.

     The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that Federal law shall be deemed to apply.



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                                    Amendment
                                     to the
                  Virginia Beach Federal Financial Corporation
                             1991 Stock Option Plan

    1. Revision to the Plan by addition of a new Section 21 to read as follows:

    21. Options Granted to Directors.

     (a) Options will be granted to each Director of the Company who is not otherwise an employee of the Company, or any subsidiary thereof, as follows:
  Effective February 25, 1993, each such director shall be granted Options to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price of such Common Stock on the date of stockholder ratification of this Section 21. Options granted pursuant to this Section shall not be deemed incentive stock options within the meaning of Section 422 of the Code, will be exercisable immediately upon the date it is granted subject to stockholder ratification of the Plan and will remain exercisable for up to ten years from such date of grant. For such purposes, if the Common Stock is traded otherwise than on a national securities exchange at the time of stockholder ratification of the Options, then the price per Share of the Optioned Stock shall be not less than the mean between the bid and asked price on the date of stockholder ratification or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per Share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange at the time of stockholder ratification, then the price per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date. Such Options may be exercised only while the Optionee is a Director of the company, or within three (3) years after termination of the Optionee's status as a Director but not later than the date on which such Options would otherwise expire, or in the event of such person's death during the term of his directorship, by the personal representative of such person's estate or person or persons to whom his rights under such Option shall have passed by will or by the laws of descent and distribution. Such Options of the deceased Director may be exercised within three (3) years from the date of such person's death, but not later than the date on which the Option would otherwise expire. Unless otherwise inapplicable, or inconsistent with the provisions of this paragraph, the Options to be granted to directors hereunder shall be subject to all other provisions of this Plan. Notwithstanding anything herein to the contrary, Options granted pursuant to this Section shall not be exercisable for a period of six months from the date of stockholder ratification of this Section, except in the event of death or disability.


     (b) Additional grants of Options shall be awarded to Directors of the Company who are not otherwise employees as follows: At the first meeting of the Board following the 1994 Annual Meeting, and annually thereafter for the next four years, each such director then serving shall be granted additional Options to purchase 2,000 shares of Common Stock at the fair market value of such Common Stock on the date of grant. Such Options shall be subject to the other related terms and conditions specified at Section 21(a), herein. Notwithstanding the foregoing, a maximum of 160,000 Options to purchase Common Stock shall be awarded to such directors pursuant to the terms of the Section
  21. An annual grant of Options to directors shall be reduced pro rata to the extent that such number of Options available for grant shall be limited.